SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                  June 4, 2001


                           SPENCER'S RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      1-13818                 06-1369616
(State or other jurisdiction   (Commission File Number)      (IRS Employer
       of incorporation)                                 Identification Number)



                       106 Federal Road, Danbury, CT 06810
               (Address of principal executive offices) (Zip code)


                                 (203) 798-1390
              (Registrant's telephone number, including area code)


ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

     On June 4, 2001, the Registrant entered into an Acquisition Agreement (the "Acquisition Agreement"), with WSR Energy Resources, Inc., a Florida corporation ("WSR") providing for the acquisition by the Registrant of the assets of WSR for $7.6 million payable in cash, stock and notes. A copy of the Acquisition Agreement is filed as Exhibit 10.17 to this Current Report on Form 8-K. WSR is in the business of acquiring and developing oil and gas mineral reserves and holds an oil and gas lease on 409 acres in Pecos, Texas which is not currently in development.

     As a result of the Acquisition, WSR received 10,000 shares of Series C Preferred Stock which are convertible into 666,660,000 shares of Common Stock, representing approximately 75% of the issued and outstanding shares of the Registrant on a fully diluted basis and beneficial ownership of approximately 88%. Each share of Series C Preferred Stock has the rights, restrictions and privileges set forth in the Certificate of Designation of Registrant filed as
Exhibit 3.1.3 to this Current Report on Form 8-K.

     The Company also announced its intent to sell its restaurant operations to Ken Berry, who will resign from the Registrant effective with the sale. The Registrant currently operates Spencer's Steak & Shrimp in Danbury, CT and Rattlesnake Southwestern Grill in South Norwalk, Connecticut. WSR has indicated its desire to dispose of the restaurant operations.

     In connection with the Acquisition Agreement, John S. Reuther, Jr. and Nicolo Ottomanelli submitted their resignations as directors and officers of the Registrant, and Matthew Dwyer, Peter Nardangeli, and Jeff Daly were appointed as the directors of the Registrant.

ITEM 5. OTHER EVENTS.

     In connection with the Acquisition, the Board of Directors authorized the designation of a new class of Preferred Stock in accordance with the provisions of the Company's Certificate of Incorporation and By-Laws authorizing it to do so. The new class of Preferred Stock has been designated as Series C Preferred Stock. Each share of Series C Preferred Stock has rights in all respects (e.g. voting, dividends, and liquidation) equal to the rights of 66,666 shares of Common Stock. The Series C Preferred Stock will automatically convert into common stock when a sufficient number of authorized but unissued shares of common stock become available. The rights and preferences of the Series C
Preferred Stock are set forth in a Certificate of Designation approved by the Board of Directors and filed with the Secretary of State of the State of Delaware, a copy of which is annexed hereto as Exhibit 3.1.3.

ITEM 7. FINANCING STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit 3.1.3     Certificate of Designation of Series C Preferred Stock.
Exhibit 10.17 Acquisition Agreement by and among WSR, Registrant and Wallstreet Review, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Spencer's Restaurants, Inc.


                                               By: /s/ Peter Nardangeli
                                                   --------------------
                                               Name: Peter Nardangeli
                                               Title: President

Date:  June 15, 2001